STOCK PURCHASE AGREEMENT
                            ------------------------


     THIS STOCK PURCHASE AGREEMENT, made this 17th day of February, 1998, by and among WESTECH ENERGY CORPORATION, a Colorado corporation ("Westech"), WESTECH ENERGY NEW ZEALAND LIMITED, a ________________ corporation ("WESNZ"), and EDWARD DAVIES ("Davies").
                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Westech is a wholly owned subsidiary of Energy Corporation of America, a West Virginia corporation ("ECA"), and ECA owns all of the issued and outstanding voting common stock of Westech, consisting of One Million (1,000,000) shares, One Dollar ($1.00) par value; and

     WHEREAS, the Articles of Incorporation of Westech have been amended to create a new class of nonvoting stock referred to as Class A stock, which shares have all the same rights and privileges as the stock owned by ECA other than voting rights; and

     WHEREAS, WESNZ is a wholly owned subsidiary of ECA and ECA owns all of the issued and outstanding voting stock of WESNZ, consisting of One Thousand (1,000) shares _____ par value; and

     WHEREAS, WESNZ's corporate documents have been amended to create a new class of nonvoting stock referred to as Class A stock, which shares have all the same rights and privileges as stock owned by ECA other than voting rights; and

     WHEREAS, Davies is the President of Westech and a valued employee of Westech and ECA considers it desirable and in its best interest that Davies be given an added incentive to advance the interests of the company; and

     WHEREAS, Westech desires to issue to Davies Twenty-Five Thousand Six Hundred Forty-One (25,641) shares of Class A stock of Westech, which shares when issued will represent 2.5 percent of all the outstanding stock of Westech, and Davies desires to purchase Twenty-Five Thousand Six Hundred Forty-One (25,641) shares of Class A stock of Westech on the terms and conditions set forth herein; and

     WHEREAS, WESNZ desires to issue to Davies Twenty-Six (26) shares of Class A stock of WESNZ, which shares when issued will represent 2.5 percent of all outstanding stock of WESNZ,, and Davies desires to purchase Twenty-Six (26) shares of Class A stock of WESNZ on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties do hereby agree as follows:

     1.     Sale  and  Issurance  of Stock.  Westech agrees to sell and issue to
            ------------------------------
Davies and Davies agrees to purchase from Westech Twenty-Five Thousand Six Hundred Forty-One (25,641) shares of Class A stock representing 2.5 percent of all outstanding stock of Westech. WESNZ agrees to sell and issue to Davies and Davies agrees to purchase from WESNZ Twenty-Six (26) shares of Class A stock to WESNZ representing 2.5 percent of all outstanding stock of WESNZ. The Twenty-Five Thousand Six Hundred Forty-One (25,641) shares WESNZ Class A stock are hereinafter collectively referred to as the "Stock". Davies agrees to pay a total purchase price of One Hundred Fifty Thousand Dollars ($150,000.00) for the Stock.

     2.     Payment of Purchase Price.  In payment of the purchase price for the
            -------------------------
Stock, Davies agrees to execute and deliver in favor of Westech and WESNZ a promissory note substantially in the form of Exhibit A hereto, in the principal amount of One Hundred Fifty Thousand Dollars ($150,000.00) bearing interest at the rate of eight percent (8%) per year, interest payable quarterly, with all outstanding interest and principal payable ten (10) years from the date of execution of the promissory note.

     3.     Stock  Pledge.  To secure the repayment of the promissory note to be
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executed  and  delivered  in  accordance  with  Paragraph 2 above, Davies hereby agrees to pledge his Westech and WESNZ shares to Westech and WESNZ respectively and to execute and deliver to Westech and WESNZ a Stock Pledge Agreement substantially in the form of Exhibit B attached hereto.

     4.     Restrictions.  The  Stock  acquired  by  Davies  hereunder  shall be
            ------------
subject  to  the  following  restrictions:

          (a) The Stock is nontransferable and is subject to the terms and conditions of this Stock Purchase Agreement, including Davies' obligation to resell the Westech shares to Westech and the WESNZ shares to WESNZ as set forth in Paragraph 4(b) below.

          (b) If Davies' employment with Westech is terminated for any reason, including death, Davies, or the executor of Davies' estate, agrees to immediately resell the Stock purchased hereunder to the respective corporation at the price per share set forth herein. The resale price per share for the Westech shares shall be equal to six (6) times the average per share earnings for the most recent three (3) fiscal years of Westech.

     "Earnings" shall mean Westech's earnings (net of extraordinary items, Windfall Profits Taxes, and other similar and/or substituted taxes, and state and local taxes, but before provisions for federal income taxes) as determined in accordance with generally accepted accounting principles consistently applied by Westech's regularly engaged accountants, which determination shall be final and binding upon Davies and Westech.

     The resale price per share for the WESNZ shares shall be equal to six (6) times the average per share earnings for the most recent three (3) fiscal years of WESNZ.

     "Earnings" shall mean WESNZ's earnings (net of extraordinary items, Windfall Profits Taxes, and other similar and/or substituted taxes, and state and local taxes, but before provisions for federal income taxes) as determined in accordance with generally accepted accounting principles consistently applied by WESNZ's regularly engaged accountants, which determination shall be final and binding upon Davies and WESNZ.

     5.     Binding  Effect.  This  agreement shall be binding upon and inure to
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the  benefit  of  any  successor  or  successors  of  Westech  or  WESNZ.

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed as of the day and year first above written.

                                          WESTECH  ENERGY  CORPORATION

                                          By:/s/  Dale  P.  Andrews
                                             --------------------------------
                                          Its:   Secretary


                                          WESTECH  ENERGY  NEW  ZEALAND  LIMITED


                                          By:/s/  Dale  P.  Andrews
                                             ---------------------------------
                                          Its:   Secretary



                                              /s/  Edward  Davies
                                             ---------------------------------
                                                    EDWARD  DAVIES